As filed with the Securities and Exchange Commission on May 19, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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Black Knight Financial Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	7374	36-4798491
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

__________________

601 Riverside Avenue

Jacksonville, Florida

(904) 854-5100

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Michael L. Gravelle

Executive Vice President, General Counsel and Corporate Secretary

601 Riverside Avenue

Jacksonville, Florida 32204

(904) 854-5100

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

__________________

Copies to:

Alexander D. Lynch, Esq. Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, New York 10153 (212) 310-8000 (Phone) (212) 310-8007 (Fax)		Patrick S. Brown, Esq. Sullivan & Cromwell LLP 1888 Century Park East, Suite 2100 Los Angeles, California 90067 (310) 712-6600 (Phone) (310) 712-8800 (Fax)

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Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ Registration No. 333-201241.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐ Accelerated filer ☐ Non-accelerated filer ☒ Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value per share	1,150,000(1)	$24.50(2)	$28,175,000	$3,274

(1)	This amount is in addition to the 19,550,000 shares of Class A common stock registered under the registration statement originally declared effective on May 19, 2015 (File No. 333-201241) and includes shares of Class A common stock that may be purchased by the underwriters upon exercise of an option to purchase additional shares.
(2)	Based on the public offering price.

This registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This registration statement relates to the registrant’s prior registration statement on Form S-1 (Registration No. 333-201241), originally filed on December 23, 2014, as amended (together with its exhibits the “Prior Registration Statement”), which was declared effective on May 19, 2014. The Prior Registration Statement is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on May 19, 2015.

Black Knight Financial Services, Inc.

By:	/s/ Michael L. Gravelle
Name:	Michael L. Gravelle
Title:	Executive Vice President, General Counsel and Corporate Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 19, 2015.

	Signature	Title

	*	Executive Chairman
William P. Foley, II

	*	Chief Executive Officer (Principal Executive Officer)
Thomas J. Sanzone

Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
*
Kirk T. Larsen

	*	Director
Thomas M. Hagerty

	*	Director
David K. Hunt

	*	Director
Richard N. Massey

	*	Director
Ganesh B. Rao

	*	Director
John D. Rood

*By:	/s/ Michael L. Gravelle	Executive Vice President, General Counsel and Corporate Secretary
Michael L. Gravelle Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Weil Gotshal & Manges LLP (incorporated by reference to Exhibit 5.1 filed with the Prior Registration Statement).

23.1	Consent of KPMG LLP, an independent registered public accounting firm.

23.2	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included in signature page to the Prior Registration Statement).